STOCK ACQUISITION AGREEMENT


       AGREEMENT made as of December 13, 1999, among The Golfing Network.Com Inc., a Texas corporation with its principal place of business located at 4419 Santa Fe Lane, McKinney, Texas 75070 (the "Purchaser"); and NetWeb OnLine.Com Inc., a Florida corporation with its principal place of business located at 3350 NW 2nd Avenue, Suite A28, Boca Raton, Florida 33431 ("NetWeb") and the undersigned shareholders of NetWeb ("Sellers").

  W I T N E S S E T H :

       WHEREAS, the Sellers own all the issued and outstanding shares of NetWeb; and

       WHEREAS, the Purchaser desires to acquire all the shares of the Seller with a view towards integrating or combining the operations of the Company with its own operations; and

       WHEREAS, at least two-thirds of the shareholders of the Purchaser have given their approval to the transaction evidenced by this agreement, at a meeting duly called for that purpose on December 13, 1999; and

       WHEREAS; the parties intend that this transaction constitute a tax-free exchange of Sellers' stock of the Company solely in exchange for voting capital stock of Purchaser, in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code, and all terms contained herein shall be interpreted to effectuate such intent.

       NOW, THEREFORE, it is agreed as follows:

       1. Exchange. On the Closing Date, as hereafter defined, the Sellers shall exchange all their shares in NetWeb, consisting of 2,300,000 common shares, par value $.001, and 250,000 convertible preferred shares, par value $.001, duly endorsed and with the necessary transfer stamps affixed, for Two Million Three Hundred Thousand (2,300,000) common shares, par value $.001, and Seven Hundred Thousand (700,000) preferred shares, par value $.001, of the Purchaser, respectively, as more fully set forth in Schedule A to this Agreement. The shares of Purchaser delivered to Seller shall be validly issued, fully paid and nonassessable. All such shares, however, shall bear a legend containing a reference to this Agreement and a restriction on transfer indicating that the shares may not be offered or sold and no transfer of them may be made unless in compliance with the Securities Act of 1933. This transaction shall be completed in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code.

       2. Closing. The Closing of this transaction will take place on or about December 20, 1999 ("Closing Date") at the offices of NetWeb, or at such other time and place as may be agreed in writing by the parties to this Agreement.

       3. Recomposition and Other Action By the Board of Directors. Simultaneously with the Closing, Purchaser shall deliver to Seller the unanimous written consent of all the directors of Purchaser approving:

            (i) the written registration from Purchaser's Board of Directors of Theodore A. Efimov and Sylvia A. Efimov;

            (ii) the election of Harvey Judkowitz and Paul M. Galant as Directors to fill the vacancies created by the resignation of Theodore Efimov and Sylvia Efimov;

            (iii) the election of the following persons to the following offices of Purchaser: Harvey Judkowitz - Chairman/CEO, Bryan J. Efimov,
  - President, Paul M. Galant - Secretary/Treasurer;

            (iv) the amendment of Purchaser's Articles of Incorporation to change the name of the Purchaser to NetWeb OnLine.Com Inc.;

            (v) the transfer of all of Purchaser's current assets to The Golfing Network.Com Inc., a Florida corporation in formation
  ("Subsidiary"), in exchange for 100% of the issued and outstanding shares of such corporation;

            (vi) the entering into of an employment agreement with Brian Efimov, pursuant to which Mr. Efimov will be employed as President of the Subsidiary on terms to be agreed upon by the parties;

            (vii) the preparation and filing by Purchaser of a registration statement on Form 10-SB with the Securities and Exchange Commission.

       4. Cancellation of Shares. Simultaneously with the Closing, Bryan J. Efimov and Patricia Efimov and Theodore A. Efimov and Sylvia A Efimov will deliver to Purchaser for cancellation 1,721,000 shares of common stock of the Purchaser currently held by them. Such shares shall be canceled by the Purchaser and returned to the Treasury.

       5. Change of Name of Purchaser. As soon as practicable after the Closing Date, the Purchaser shall prepare and file an amendment to its Articles of Incorporation to change its name to NetWeb OnLine.Com Inc.

       6. Transfer of Assets by Purchaser. As soon as practicable after the Closing Date, Purchaser will transfer all of its assets to Subsidiary, in exchange for 100% of the issued and outstanding shares of Subsidiary.

       7. Investment Intent. The Sellers shall receive and hold the shares of the Purchaser for investment only, without the present intention or view towards resale thereof.

       8. Representations of Sellers and NetWeb. The Sellers jointly and severally warrant and represent as follows:

            (a) The Sellers each own the number of shares set forth beside his or her name on Schedule A hereto, free and clear of all liens, claims or encumbrances of any type, each Seller has the sole and unrestricted right to sell all of his or her shares to Purchaser in accordance with the terms of this Agreement and such sale(s) will not violate or result in any breach or default of or under any agreement, covenant or obligation of or to which any of the Sellers may be bound.

            (b) NetWeb is a business corporation duly organized and existing under the laws of the State of Florida, with the authority to issue 35,000,000 shares, of which 30,000,000 shares are designated as common stock, par value $.001 (of which 2,300,000 shares are presently issued and outstanding) and 5,000,000 shares are designated as preferred shares, par value $.001 (of which 250,000 are presently issued and outstanding).

            (c) This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of NetWeb and the entry into this Agreement and the performance of all matters contemplated hereby shall not violate or result in any breach or default of or under any agreement, covenant or obligation to which NetWeb may be bound.

       9. Representations of Purchaser. The Purchaser hereby warrants and represents:

            (a) It is a business corporation duly organized and existing under the laws of the State of Florida, with the authority to issue 35,000,000 shares, of which 30,000,000 shares, par value $.001 are designated common shares (of which 4,058,447 shares are presently issued and outstanding) and 5,000,000 shares, par value of $.001, are designated preferred shares (of which 62,703 shares of Series I Convertible Preferred Stock, and 200,000 shares of Series II Redeemable Preferred Stock, are presently issued and outstanding).

            (b) Within thirty (30) days hereof, its balance sheet, dated 09/30/99, will be audited and presented in accordance with the rules promulgated by the Securities and Exchange Commission, by King Griffin & Adamson P.C., Certified Public Accountants. Their report shall accurately reflect the Company's financial condition on that date, in accordance with generally accepted accounting principles and there have been no material changes therein except for those arising out of transactions entered into in the ordinary course of business.

            (c) This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of Purchaser; and the entry into this Agreement and the performance of all matters contemplated hereby shall not violate or result in any breach or default of or under any agreement, covenant or obligation to which Purchaser may be bound.

       10. Benefit. This agreement shall be binding upon and shall inure to the benefit of the parties, the successors and assigns of the Purchaser and NetWeb, and the legal representatives and assigns of the Seller.

       11. Governing Law: This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, applicable to agreements made and performed entirely within such state.

       12. Amendment. This Agreement may not be amended or modified, nor may any provisions hereof be waived except pursuant to a written instrument signed by the party against whom enforcement of any such amendment or modification is sought or who is claimed to have made any such waiver.

       13. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and no agreement, promise or covenant with respect thereto not set forth herein shall have any force or effect.

       IN WITNESS WHEREOF, the parties have signed this agreement.

  The Golfing Network.Com Inc             NetWeb OnLine.Com Inc.


  By:_______________________________          by:
  ______________________________
           Bryan J. Efimov, President               Harvey Judkowitz,
  President

  Attest:   ____________________________        Attest:
  ___________________________
            Secretary                Secretary

  Seal                                Seal

  The undersigned Selling Shareholders represent that as of December 13, 1999 they:

  1. are the record owners in the aggregate of all of the issued and outstanding shares of Common and Preferred Stock issued by NetWeb OnLine.Com Inc.

  2.  consent to the terms and conditions set forth in the Stock
  Acquisition Agreement by and between The Golfing Network.Com Inc., NetWeb OnLine.Com Inc. and the undersigned.

  /s/ Paul M. Galant             /s/ Jeffrey A. Weinstein
  Paul M. Galant                  Jeffrey A. Weinstein


 /s/ Harvey Judkowitz          /s/ Rita Sharaby
        Harvey Judkowitz         Rita Sharaby


  /s/ Ronald Shapss             /s/ Allen Weinstein
       Ronald Shapss             Alden Management Inc.
                               (Allen Weinstein, President)

   /s/ Lance Galant              /s/ Mark Streisfeld
        Lance Galant                Mark Streisfeld


  /s/ Willis B. Hale            /s/ Alan Posner
   First Financial Network, Inc.      Alan Posner
  (Willis B. Hale, President)


  /s/ William J. Stenroos       /s/ Julie B. Velten
  William J. Stenroos       Julie B. Velten


  The Undersigned being officers, directors and or shareholders of The Golfing Network.Com Inc. do hereby consent to the terms and conditions as contained in the aforementioned Stock Acquisition Agreement.


                           /s/ Brian J. Efimov      /s/ Patricia Efimov
                                Brian J. Efimov               Patricia Efimov


                           /s/ Theodore A. Efimov        /s/ Sylvia A. Efimov
                               Theodore A. Efimov        Sylvia A. Efimov